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                                                                    EXHIBIT 10.2

                                 Amendment No. 1

                                     to the

                        Zions Bancorporation Pension Plan

The Zions Bancorporation Pension Plan, as restated effective January 1, 1994, is amended effective December 1, 1994 by adding a new Section 13.13 as follows:

         13.13    Retirement Incentive Program

                           (a) A Participant is eligible for the retirement incentive program under this section if:

                                    (1)     the Participant is age 58 or over on
                                            December 1, 1994, and

                                    (2)     the Participant has five or more
                                            Years of Service as of December 1,
                                            1994, and

                                    (3)     the Participant makes an election to
                                            retire, in accordance with
                                            procedures established by the
                                            Company, during the period beginning
                                            on December 1, 1994 and ending on
                                            February 28, 1995.

                           (b) A Participant who is eligible under (a) for the retirement incentive program may elect to retire on any day on and after December 1, 1994 and before but including March 1, 1995. Except as provided in (c) below, the monthly amount of Retirement Income payable to such Participant will be equal to the Accrued Benefit earned to the date of his or her retirement. The Accrued Benefit Attributable to the Old Plan Account as of such retirement date is determined under
                                    4.4. This Retirement Income will be subject to adjustment depending on the Form of Payment elected in accordance with 5.7.

                           (c) A Participant who retires pursuant to the provisions of this section on a day which is not the first day of a calendar month shall receive a partial payment of his or her Monthly Retirement Income for the partial month of retirement. The partial payment will be equal to a pro rata portion of the Participant's Monthly Retirement Income based


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                                    on the number of days of retirement in the
                                    month compared to the total number of days in the month.

Executed this           16th           day of          December         ,
              -------------------------       --------------------------
1994 at Salt Lake City, Utah.

                                                            ZIONS BANCORPORATION

                                                      by   /s/ Harris H. Simmons
                                                        ------------------------
                                                               President

ATTEST:

  /s/ Gary L. Anderson
- ------------------------
         Secretary

12/8/94